Movatic


MOVATIC
mobility management software
ANSGAR STROTHER
ansgar@movatic.co
movatic.co


Scooters & Bikes
THE NEW WAY TO GET AROUND
All manageable on Movatic


PROBLEM
Managing lots of bikes and scooter is hard
PAPER WORK
Paper work for waivers is archaic
MAINTENANCE
Manual and expensive
EXPERIENCE
Manual check out is cumbersome


A VALIDATED SOLUTION
B2B2C SaaS solution for anyone to launch a system
30,000 USERS
App based solution for frictionless rentals
125+ OPERATORS
Have used Movatic to launch a system
12 OEMS
Use Movatic to make shareable products


THE PRODUCT
A seamless app based rental experience
Join public & private systems
Locate & Rent from the App!
Scan QR codes to unlock
Unlock with your phone

THE PRODUCT

Scalable automated management



AUTOMATED
Automated registration, billing, & maintenance

FLEXIBLE BILLING
Pricing options for any market, with membership, coupons support

CUSTOMIZABLE
Public / private, 20+ hardware options, hundreds of possible configurations

ON BIKESHARE

Out of the box bikeshare

EXCLUSIVE VENDOR
Exclusive software vendor for it's bikeshare hardware

FLEXIBLE BILLING
Enables On bikeshare to service a larger market

SCALABLE
Over 1,500 bike launched.





ZOOM BIKESHARE

Automated tourist bikeshare

FRICTIONLESS
User's can rent and unlock from their smartphone

AUTOMATED
Digital waivers & payment

SCALABLE
100 bikes system with significant growth opportunities

SANTIAGO, CHILE - METRO

Smart Bike Rack @ Subway Stops

FRICTIONLESS
Movatic app & white label app for automated rental and locking

AUTOMATED MANAGEMENT
No keys or abandoned bikes

SCALABLE
10k spot potential



THE CO-FOUNDERS



ANSGAR STROTHER, CO-FOUNDER & CEO
Founder & CEO of A2B Bikeshare: VC pre-seed round, licensed to Motivate & Zagster



ADAM JAKIELA, CO-FOUNDER & CTO
Graduate of Hacker Fellows, CTO of A2B Bikeshare

MILESTONES

Q1 2017
Platform Launch

Q2 2018
Desai Accelerator

Q3 2018
Santiago, Chile Bike Parking Pilot, 10k spot potential

Q1 2019
Open API & SDK out of Beta, 25 hardware solutions

Q3 2019
6,000 units (bikes / spots / scooters) 200+ operators


／
OF UNITS LAUNCHED
2.5K
2K
1.5K
1K
500
0
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018


MOVATIC
mobility management software
ANSGAR STROTHER
ansgar@movatic.co
movatic.co

Invest $100.00 minimum investment

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

Invest

Movatic enables companies to join the shared mobility economy.

Scooters and bikes are rapidly becoming a popular transportation option in cities. The rise in scooter and bike sharing programs across the US and internationally shows that app-enabled scooters and bikes are wildly popular, as well as convenient and efficient. As consumers become more accustomed to using app-enabled bikes to get around, other entities, like residential complexes, college campuses, and tourist hotspots are all looking to get in on the game

The Problem:
The more scooters and bikes you have, the harder they are to manage. Manually dealing with keys is an unnecessary hassle in a connected world. Using paperwork to rent out bikes is downright archaic. Not to mention the cost of having to pay for someone to manage the rental location.

So what is Movatic?
Movatic is a software platform that helps solve all of these problems. Its solution consists of 3 key parts: backend solution, app, and white label app / sdk. On the Movatic App, users can find, rent, and pay quickly, easily, and automatically. Our backend provides all of the tools to make management easy. Our white label solution and SDKs allow us to work with larger clients that require an app and google play store presence in addition to their movatic app listing.

Traction:
Due to this strong market need, Movatic is growing rapidly and needs additional capital to keep up with market demand. Here are a few notable accomplishments to date:

- **2,000+** bike share bikes, bike parking spots, scooters launched
- **125+ systems** launched on the platform
- **30,000+ users**
- Software vendor for **12 major OEMs** that offer Movatic enabled products
- **Marque Project: Linea Cero**, bike parking system launched by the City of Santiago Chile. www.cnnchile.com →
- Completed the **Desai Accelerator** at the University of Michigan

Ask:
Movatic is looking to raise $90,000 to **keep up with the demand of new customers.** This funding will be used to reach more customers and improve the technology to speed up onboarding.

Opportunity

With an urbanizing population and self driving cars rapidly approaching, every mobility hardware company is working to become a sharing company. Based on these trends, shared mobility is expected to become a $458 Billion annual market in the USA and a multi-trillion dollar market globally. The most critical piece in this transition will be software. Due to this critical role sharing software is on track to become a $15+ Billion a year annual market in the USA.

As a mobility sharing platform Movatic is well positioned to take advantage of this trend. Unlike other solutions our platform approach generates scale that drives value and a network effect that make the platform more valuable with each additional system.

https://www.statista.com →

Progress

Movatic already has over 100 systems launched on its platform and is actively working with 12 companies. With a strong pipeline of new potential customer Movatic is rapidly growing. Our progress has been so strong that Movatic has been awarded $50,000 in business accelerator funds from Ann Arbor Spark. In addition, Movatic was accepted into, and completed, the Desai accelerator and received an additional $50k in funding upon completing the program.

Business Model

B2B2C Software as a Service
Movatic sells its software to companies looking to launch shared mobility. A few clients include, Zoom Bikeshare, the city of Santiago's Metro, GE Aviation, Shutterfly, Samsung, Merk, River Cities Bike Share. To support these sales Movatic partners with mobility hardware OEMs (the companies that make bike lockers, bikes, bike locks etc.). These partners integrate Movatic into their products so that they can now sell sharable or rentable systems to their existing customer base.

Team

Movatic is headed by two very dedicated co-Founders, Ansgar Strother and Adam Jakiela. Ansgar and Adam worked together previously at Ansgar's last Startup A2B Bikeshare. A2B Bikeshare's technology was licensed by several companies including Motivate, the largest bikeshare operator in the USA. Ultimately, its technology was acquired by Zagster, a VC backed company that has raised over $17 M.

Ansgar Strother handles the business and sales side of the company, while Adam manages our development team. Furthermore, Movatic is active in the Michigan entrepreneurial eco-system with a strong network of advisors.

Testimonials

Patrick Perugini
President of On Bikeshare
"Our experience and that of our customers has been 100% positive. Our previous software was an in-house developed application using a web application frontend and backend Admin. The Movatic will help us provide a more scalable platform."

Richard Hartger
CEO of CycleSafe
"Movatic has been an excellent partner in developing this capability. Without Movatic we would have not be able to bring this capability to our customers."

Sean McKnight

Bicycle Infrastructure Coordinator

“Movatic put us at a competitive advantage in the bike room space as we can provide an all-inclusive solution.”

John Stowman

Co-Founder and President of FairBikes a system operated with Movatic

“I have been working with Ansgar and his team for over four years. What initially attracted us was his entire team's willingness to listen and consider every idea or request, but what kept us was his follow though and commitment to making sure we had a viable system. “

Rebecca deBoer

Owner of Zoom Bikeshare a system operated with Movatic

“When we approached Movatic about being our bikeshare platform provider it quickly became apparent that they could help us with our customized needs in our operation. Each step of the way there was a desire to assist and patiently explain their system to make it work for us and our marketplace. Quick delivery and ongoing support have made this a great first season. You need great partners to make a new venture work and without a doubt we found them!”

Become a part of Movatic

By joining Movatic you will join a fast growing company that is creating value while helping transform mobility creating a more convenient and greener world. Your investment will allow Movatic to grow its team so that it has the resources to close on and not miss out on the all its profitable opportunities. Movatic will keep you engaged with our progress with quarterly email updates.

This is an offering of Common Stock, under registration exemption 4(a)(6), in Movatic, Inc.. This offering must raise at least $10,000 by March 12, 2019 at 11:59pm ET. If this offering doesn’t reach its *target*, then your money will be refunded. Movatic may issue additional securities to raise up to $91,000, the offering’s *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company’s implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,044,078 shares × $2.50 per share
= $2,610,195 implied valuation

Financials

Movatic is already at break even and is raising capital to further accelerate the company's progress. Due to this growth Movatic was awarded a $50k grant from Ann Arbor Spark to help accelerate its growth. In June Movatic joined the Desai Accelerator that beyond its excellent programing has invested $50,000 in Movatic.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Movatic's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

What factors make an investment in Movatic speculative or risky?

- After raising investment the company expects to generate operating losses for the foreseeable future, it may not achieve profitability for some time, if at all. These losses are targeted to accelerate the company's growth.
- Due to the rapidly changing mobility environment the company may not experience the expected growth which would lessen or prevent a return on investment.
- Our revenue is generated by our OEM customers. In the unlikely event that they go out of business or discontinue selling Movatic enabled products, the loss of that OEM could have a significant negative impact on revenue.
- The company is faced with all of the risks associated with being an early stage company. In addition, the Company's business is subject to numerous risks associated with a new company engaged in the discovery and development of mobility products. Such risks include, among other things, competition from well-established, well-capitalized companies and unanticipated development difficulties and risks associated with the regulatory environment.

What are the risks to Netcapital investors relating to minority ownership in Movatic?

- Our Operating Agreement can be amended by the holders of the Member Units. As minority owners, the crowdfunding investors are subject to the decisions made by the majority owners. The issued and outstanding membership interest units give management voting control of the company. As a minority owner, you may be outvoted on issues that impact your investment, such as the issuance of new units, or the sale of debt, convertible debt or assets of the company.

What are the risks to Netcapital investors associated with corporate actions including:

- The issuance of additional shares of our common stock will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our common stock, if there is a market price, could decline as a result of the additional issuances of securities.
- If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of common stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our membership units would decline.
- A sale of our company or of the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities. It is unlikely that in the near term, a sale would result in a premium that is significant enough over book value to generate a return to our investors.

How might the rights of the above securities limit, dilute, or qualify the rights of the securities you will offer on Netcapital?

- The company has no existing debt or any outstanding stock warrants.

How could the exercise of rights held by the individuals above affect the purchasers of the securities being offered?

- “As the holder of a majority of the voting rights in the company, **our Members** may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.”
- “As the holder of a majority of the voting rights in the company, **our Investor Members** may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.”

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.